December 8, 2021

GitLab Inc.

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by GitLab Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 8, 2021 in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of resale of up to 10,929,028 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0000025 par value per share, of the Company by the selling stockholders (the “Selling Stockholders”) described in the prospectus included in the Registration Statement (the “Prospectus”). The Resale Shares were previously issued upon exercise stock option awards granted under the Company’s 2015 Equity Incentive Plan, as amended to date (the “2015 Plan”).
In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: (a) the Company’s current Restated Certificate of Incorporation and Restated Bylaws, as amended (collectively, the “Charter Documents”), the 2015 Plan, the Registration Statement, the Prospectus and the exhibits thereto, (b) certain corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders relating to adoption or approval of the Charter Documents, the 2015 Plan, the filing of the Registration Statement and the registration of the Shares under the Securities Act and documents regarding the Company’s outstanding and reserved capital stock and other securities, and (c) such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company and by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a Certificate of Good Standing dated October 13, 2021 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in an Opinion Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Class A Common Stock and Class B

GitLab Inc.
December 8, 2021

Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law. We express no opinion with respect to the securities or “blue sky” laws of any state.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus are validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is intended solely for use in connection with and the sale of Shares by the Selling Stockholders subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP